Exhibit 4.17

Execution version

Date 22, July 2013

DIANA CONTAINERSHIPS INC.
as Borrower

-and-

LIKIEP SHIPPING COMPANY INC.
ORANGINA INC.

as Original Guarantors

-and-

MEJIT SHIPPING COMPANY INC.
MICRONESIA SHIPPING COMPANY INC.
RONGERIK SHIPPING COMPANY INC.
UTIRIK SHIPPING COMPANY INC.
as Additional Guarantors
-and-

THE ROYAL BANK OF SCOTLAND plc
as Arranger

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 1
as Lenders

-and-

THE BANKS AND FINANCIAL INSTITUTIONS
listed in Schedule 2
as Hedge Counterparties

-and-

THE ROYAL BANK OF SCOTLAND plc
as Agent

-and-

THE ROYAL BANK OF SCOTLAND plc
as Security Trustee

SUPPLEMENTAL AGREEMENT

relating to a revolving credit facility of up to US$100,000,000

Watson, Farley & Williams
London

INDEX

Clause		Page
1	INTERPRETATION	2
2	AGREEMENT OF THE FINANCE PARTIES	2
3	CONDITIONS PRECEDENT	2
4	REPRESENTATIONS AND WARRANTIES	3
5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS	3
6	FURTHER ASSURANCES	6
7	FEES AND EXPENSES	6
8	COMMUNICATIONS	6
9	SUPPLEMENTAL	7
10	LAW AND JURISDICTION	7

THIS AGREEMENT is made on 22 July 2013

BETWEEN

(1)
DIANA CONTAINERSHIPS INC, a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 as borrower (the "Borrower");

(2)
LIKIEP SHIPPING COMPANY INC. and ORANGINA INC. each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Original Guarantors");

(3)
MEJIT SHIPPING COMPANY INC., MICRONESIA SHIPPING COMPANY INC., RONGERIK SHIPPING COMPANY INC. and UTIRIK SHIPPING COMPANY INC., each a corporation incorporated in the Republic of the Marshall Islands with registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Additional Guarantors" and, together with the Original Guarantors, the "Guarantors");

(4)	THE ROYAL BANK OF SCOTLAND plc as arranger, acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Arranger");

(5)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 1 as lenders (the "Lenders");

(6)	THE BANKS AND FINANCIAL INSTITUTIONS listed in Schedule 2 as hedge counterparties (the "Hedge Counterparties");

(7)
THE ROYAL BANK OF SCOTLAND plc as agent of the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Agent"); and

(8)
THE ROYAL BANK OF SCOTLAND plc as trustee for the other Finance Parties (as defined in the Facility Agreement), acting through its office at the Shipping Business Centre, 1 Princes Street, London EC2R 8PB (the "Security Trustee").

BACKGROUND

(A)
By a facility agreement dated 16 December 2011 as supplemented by a side letter dated 13 August 2012 and by various accession letters (the "Facility Agreement") and made between (i) the Borrower, (ii) the Guarantors, (iii) the Arranger, (iv) the Lenders, (v) the Hedge Counterparties, (vi) the Agent and (vi) the Security Trustee, the Lenders have made available to the Borrower a revolving credit facility of US$100,000,000.

(B)
The Borrower has requested permission to enter into a loan agreement (the "Unsecured Loan Agreement") to be made between (i) Diana Shipping Inc. as lender (the "Unsecured Lender"), (ii) Eluk Shipping Company Inc. ("Eluk") as borrower and (iii) the Borrower as guarantor whereby the Unsecured Lender is to provide a facility of up to $50,000,000 to Eluk.

(C)
This Agreement sets out the terms and conditions on which the Finance Parties agree, with effect on and from the Effective Date, at the request of the Obligors to the entry of the Borrower and Eluk into the Unsecured Loan Agreement with the Unsecured Lender and to the consequential amendment of the Loan Agreement and the other Finance Documents in connection with those matters.

IT IS AGREED as follows:

1          INTERPRETATION

1.1	Defined expressions. Words and expressions defined in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires.

1.2	Definitions. In this Agreement, unless the contrary intention appears:

"Effective Date" means the date on which the conditions precedent in Clause 3 are satisfied.

"Deposit Account" means an account in the name of the Borrower with the Agent in London designated "Diana Containerships Inc. — Deposit Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Deposit Account for the purposes of the Facility Agreement.

"Deposit Account Security Deed" means a deed creating security in respect of the Deposit Account in Agreed Form.

"Facility Agreement" means the facility agreement dated 16 December 2011 as supplemented referred to in Recital (A).

"Unsecured Loan Agreement" means the loan agreement to be entered into between (i) Eluk as borrower, (ii) the Borrower as guarantor and (iii) the Unsecured Lender as lender in the form set out at Appendix 1 and referred to in Recital (B).

1.3	Application of construction and interpretation provisions of Loan Agreement. Clause 1.2 of the Facility Agreement applies, with any necessary modifications, to this Agreement.

2	AGREEMENT OF THE FINANCE PARTIES

2.1	Agreement of the Lenders. The Lenders agree, subject to and upon the terms and conditions of this Agreement, to the entry by the Borrower into the Unsecured Loan Agreement.

2.2
Agreement of the Finance Parties. The Finance Parties agree, subject to and upon the terms and conditions of this Agreement, to the consequential amendment of the Loan Agreement and the other Finance Documents pursuant to Clause 5.

2.3	Effective Date. The agreement of the Lenders and the other Finance Parties contained in Clauses 2.1 and 2.2 shall have effect on and from the Effective Date.

3	CONDITIONS PRECEDENT

3.1	General. The agreement of the Lenders and the other Finance Parties contained in Clauses 2.1 and 2.2 is subject to the fulfilment of the conditions precedent in Clause 3.2.

3.2
Conditions precedent. The conditions referred to in Clause 3.1 are that the Agent shall have received the following documents and evidence in all respects in form and substance satisfactory to the Agent and its lawyers on or before 31 July 2013 or such later date as the Agent may agree with the Obligors:

(a)
in relation to the Borrower, documents of the kind specified in Schedule 2, Part I, paragraphs 1(a), (b) and (c) of the Facility Agreement as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and the Deposit Account Security Deed;

(b)	in relation to each Original Guarantor, a certificate confirming that the documents provided pursuant to Schedule 2, Part I, paragraphs 1(a) and (b) of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement;

(c)
in relation to each Additional Guarantor, a certificate confirming that the documents provided pursuant to Schedule 2, Part II, paragraphs 2, 3 and 4 of the Facility Agreement remain (i) in full force and effect and (ii) true, complete and up to date, in each case as at the date of this Agreement;

(d)	copies of any other Authorisations which any Obligor requires to enter into this agreement and, in the case of the Borrower, the Deposit Account Security Deed;

(e)	a duly executed original of this Agreement duly executed by the parties to it;

(f)	a duly executed original of the Deposit Account Security Deed (and of each document required to be delivered by it) duly executed by the parties to it;

(g)	a certified copy of the Unsecured Loan Agreement duly executed by the parties to it;

(h)
evidence that the provisions of clause 4.3 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement, are complied with both as at the date of this Agreement and the Effective Date;

(i)	favourable legal opinions from lawyers appointed by the Agent on such matters concerning the laws of the Marshall Islands and such other relevant jurisdictions as the Agent may require;

(j)	any further opinions, consents, agreements and documents in connection with this Agreement and the Finance Documents which the Agent may request by notice to the Borrower prior to the Effective Date.

4	REPRESENTATIONS AND WARRANTIES

4.1
Repetition of Facility Agreement representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in clause 18 of the Facility Agreement, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Deposit Account Security Deed, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

4.2
Repetition of Finance Document representations and warranties. Each Obligor represents and warrants to the Finance Parties that the representations and warranties in the Finance Documents (other than the Facility Agreement) to which it is a party, as amended and supplemented by this Agreement and updated with appropriate modifications to refer to this Agreement and, where appropriate, the Deposit Account Security Deed, remain true and not misleading if repeated on the date of this Agreement with reference to the circumstances now existing.

5	AMENDMENTS TO FACILITY AGREEMENT AND OTHER FINANCE DOCUMENTS

5.1	Specific amendments to Facility Agreement. With effect on and from the Effective Date the Facility Agreement shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)	by amending the definition of Margin with effect from 1 June 2013 to read:

""Margin" means 3.10 per cent. per annum.";

(b)	by amending the definition of Tangible Fixed Assets in Clause 1 to read:

""Tangible Fixed Assets" means in respect of an Accounting Period, the value (less depreciation computed in accordance with GAAP) on a consolidated basis of all of the assets of the Group which would, in accordance with GAAP, be classified as tangible fixed assets, namely items held for ongoing use to the business of the Group including, without limitation, any land, plant and machinery, as such value is stated in the then most recent Accounting Information, provided that the value of such tangible fixed assets attributable to the Ships and other Group vessels shall be equal to the aggregate value of such Ships and other Group vessels, as determined by an independent sale and purchase ship broker in the manner provided for in Clause 24.3 (Valuation of Ships), rather than the value of such Ships and other Group vessels as stated in the then most recent Accounting Information.";

(c)	by inserting the following new definitions in alphabetical order in clause 1:

"Deposit Account" means an account in the name of the Borrower with the Agent in London designated "Diana Containerships Inc. — Deposit Account", or any other account (with that or another office of the Agent) which is designated by the Agent as the Deposit Account for the purposes of this Agreement.";

"Unsecured Lender" means Diana Shipping Inc., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960.";

"Unsecured Loan" means the loan made or to be made pursuant to the Unsecured Loan Agreement or the principal amount outstanding for the time being of that loan.";

"Unsecured Loan Agreement" means the loan agreement made or to be made between (i) the Unsecured Lender as lender; (ii) Eluk Shipping Company Inc. as borrower and (iii) the Borrower as guarantor in relation to an unsecured term loan facility of up to $50,000,000.";

(d)	by construing the definition of Finance Documents in clause 1 so as to include the Deposit Account Security Deed;

(e)	by deleting clause 20.5 and replacing it with the following new clause 20.5:

"20.5 Maintenance of Cash with the Agent

The Borrower shall maintain a balance on the Deposit Account not less than the higher of (i) 10% of the Loans outstanding and (ii) $5,000,000.";

(f)	by inserting the following new clause 21.12:

"21.12 Negative pledge in relation to Unsecured Loan Agreement

Without prejudice to the terms of Clause 21.3, the Borrower shall not, and shall procure that each of its Subsidiaries shall not, create, assume or permit to exist any Security over any of their assets (whether now owned or hereafter acquired) in favour of the Unsecured Lender pursuant to or in connection with the Unsecured Loan Agreement."

(g)	by inserting the following new clause 21.13:

"21.13 No amendment of Unsecured Loan Agreement

The Borrower shall not agree to any amendment or supplement to the Unsecured Loan Agreement or the Note (as defined therein) or any of their provisions except where such amendment or supplement is made in accordance with clause 12 (Additional Borrowers) of the Unsecured Loan Agreement and in no circumstances shall:

(i)
any repayment be made or be required to be made pursuant to the Unsecured Loan Agreement on or prior to the Termination Date (other than a prepayment made in accordance with Clause 21.14 (Prepayment of Unsecured Loan);

(ii)	any Security be granted or be required to be granted in connection with or pursuant to the Unsecured Loan Agreement; and

(iii)	the cost of borrowing (except for variable reference rate (i.e. USD LIBOR) components) under the Unsecured Loan Agreement be increased."

(h)	by inserting the following new clause 21.14:

"21.14 Prepayment of Unsecured Loan

The Borrower shall not and shall procure that Eluk and any other Subsidiary which becomes borrower under the Unsecured Loan Agreement shall not make any prepayment of the Unsecured Loan except where prior to such prepayment the Borrower makes a prepayment of the Loans in accordance with Clause 7.4 (Voluntary prepayment of Loans) in an amount which compared to the overall amount of the Loans outstanding is in the same proportion as the amount of the Unsecured Loan to be prepaid bears to the overall amount of the outstanding Unsecured Loan immediately prior to such prepayment.

Where a prepayment is made in accordance with this Clause 21.14, the Available Facility Limit shall be correspondingly reduced by an amount equal to the amount of the Loans prepaid, which reduction shall apply for a period of 6 months from the date of prepayment."

by deleting paragraph 2(e) of schedule 9 of the Facility Agreement and replacing it with the following new paragraph 2(e):

"(e)	Clause 20.5 (Maintenance of Cash with Agent): The Borrower maintains a balance on the Deposit Account not less than the higher of (i) 10% of the Loans outstanding and (ii) $5,000,000.";

(j)	the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and

(k)	by construing references throughout to "this Agreement", "hereunder" and other like expressions as if the same referred to the Facility Agreement as amended and supplemented by this Agreement.

5.2
Amendments to Finance Documents. With effect on and from the Effective Date each of the Finance Documents other than the Facility Agreement, shall be, and shall be deemed by this Agreement to be, amended as follows:

(a)
the definition of, and references throughout each of the Finance Documents to, the Facility Agreement and any of the other Finance Documents shall be construed as if the same referred to the Facility Agreement and those Finance Documents as amended and supplemented by this Agreement; and

(b)
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed", "hereunder" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.

5.3	Finance Documents to remain in full force and effect. The Finance Documents shall remain in full force and effect as amended and supplemented by:

(a)	the amendments to the Finance Documents contained or referred to in Clauses 5.1 and 5.2; and

(b)	such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement,

6	FURTHER ASSURANCES

6.1	Obligors' obligation to execute further documents etc. Each Obligor shall:

(a)
execute and deliver to the Security Trustee (or as it may direct) any assignment, mortgage, power of attorney, proxy or other document, governed by the law of England or such other country as the Security Trustee may, in any particular case, specify;

(b)	effect any registration or notarisation, give any notice or take any other step;

which the Security Trustee may, by notice to that Obligor, specify for any of the purposes described in Clause 6.2 or for any similar or related purpose.

6.2	Purposes of further assurances. Those purposes are:

(a)
validly and effectively to create any Security or right of any kind which the Security Trustee intended should be created by or pursuant to the Facility Agreement or any other Finance Document, each as amended and supplemented by this Agreement; and

(b)	implementing the terms and provisions of this Agreement.

6.3
Terms of further assurances. The Security Trustee may specify the terms of any document to be executed by any Obligor under Clause 6.1, and those terms may include any covenants, powers and provisions which the Security Trustee considers appropriate to protect its interests.

6.4	Obligation to comply with notice. Each Obligor shall comply with a notice under Clause 6.1 by the date specified in the notice.

6.5
Additional corporate action. At the same time as any Obligor delivers to the Security Trustee any document executed under Clause 6.1(a), that Obligor shall also deliver to the Security Trustee a certificate signed by 1 of that Obligor's directors which shall:

(a)	set out the text of a resolution of the Obligor's directors specifically authorising the execution of the document specified by the Security Trustee; and

(b)
state that either the resolution was duly passed at a meeting of the directors validly convened and held throughout which a quorum of directors entitled to vote on the resolution was present or that the resolution has been signed by all the directors and is valid under the Obligor's articles of association or other constitutional documents.

7	FEES AND EXPENSES

7.1
Expenses. The provisions of clause 16 (costs and expenses) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

8	COMMUNICATIONS

8.1
General. The provisions of clause 34 (notices) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

9	SUPPLEMENTAL

9.1	Counterparts. This Agreement may be executed in any number of counterparts.

9.2	Third party rights. A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement.

10	LAW AND JURISDICTION

10.1	Governing law. This Agreement shall be governed by and construed in accordance with English law.

10.2
Incorporation of the Facility Agreement provisions. The provisions of clause 41 (law and jurisdiction) and 42 (enforcement) of the Facility Agreement, as amended and supplemented by this Agreement, shall apply to this Agreement as if they were expressly incorporated in this Agreement with any necessary modifications.

This Agreement has been duly executed as a Deed on the date stated at the beginning of this Agreement.

SCHEDULE 1 LENDERS

Lender	Lending Office

The Royal Bank of Scotland plc	Shipping Business Centre 1 Princes Street London EC2R 8PB

SCHEDULE 2

HEDGE COUNTERPARTIES

Name of Hedge Counterparty	Booking Office

The Royal Bank of Scotland plc	135 Bishopsgate London EC2M 3UR

EXECUTION PAGES

BORROWER

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
DIANA CONTAINERSHIPS INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

ORIGINAL GUARANTORS

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
LIKIEP SHIPPING COMPANY INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

ADDITIONAL GUARANTORS

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
MEJIT SHIPPING COMPANY INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
MICRONESIA SHIPPING COMPANY INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
RONGERIK SHIPPING COMPANY INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

SIGNED by Symeon Palios	)	/s/ Symeon Palios
for and on behalf of	)
UTIRIK SHIPPING COMPANY INC.	)
in the presence of:	)

/s/ Margarita Veniou
Margarita Veniou

ARRANGER

SIGNED by Adrian Meadows	)	/s/ Adrian Meadows
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)

/s/ Illegible
Illegible

/s/ Illegible
Illegible

LENDERS

SIGNED by Adrian Meadows	)	/s/ Adrian Meadows
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)

/s/ Illegible
Illegible

/s/ Illegible
Illegible

HEDGE COUNTERPARTIES

SIGNED by Adrian Meadows	)	/s/ Adrian Meadows
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)

/s/ Illegible
Illegible

/s/ Illegible
Illegible

AGENT

SIGNED by Adrian Meadows	)	/s/ Adrian Meadows
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)

/s/ Illegible
Illegible

/s/ Illegible
Illegible

SECURITY TRUSTEE

SIGNED by Adrian Meadows	)	/s/ Adrian Meadows
for and on behalf of	)
THE ROYAL BANK OF SCOTLAND PLC	)
in the presence of:	)

/s/ Illegible
Illegible

/s/ Illegible
Illegible

APPENDIX 1

FORM OF UNSECURED LOAN AGREEMENT

Date   2013

DIANA SHIPPING INC.
as Lender

- and-

ELUK SHIPPING COMPANY INC.
as Borrower

- and-

DIANA CONTAINERSHIPS INC.
as Guarantor

LOAN AGREEMENT

relating to an unsecured term loan facility
of up to US$50,000,000 to be used for
general corporate purposes and working
capital requirements

THIS AGREEMENT is made on

BETWEEN

(1)
DIANA SHIPPING INC., a corporation incorporated under the laws of The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Lender"), as lender;

(2)
ELUK SHIPPING COMPANY INC., a corporation incorporated under the laws of The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 and any wholly-owned subsidiary of the Guarantor that becomes an Additional Borrower pursuant to Section 12 hereof (each a "Borrower", collectively the "Borrowers"), as borrowers; and

(3)
DIANA CONTAINERSHIPS INC., a corporation incorporated under the laws of The Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Guarantor"), as guarantor.

BACKGROUND

The Lender has agreed to make available to the Borrowers an unsecured term loan facility of up to Fifty million United States Dollars (US$50,000,000) in up to five (5) advances for general corporate purposes and working capital requirements.

IT IS AGREED as follows:

1.	INTERPRETATION

1.1	Definitions.

"Additional Borrower" means any wholly-owned subsidiary of the Guarantor who becomes a party to this Loan Agreement pursuant to Section 12 by executing an Accession Agreement in substantially the form attached hereto as Schedule II and an amended Note.

"Advance(s)" means any amount advanced to the Borrower with respect to the Loan pursuant to Section 2 or (as the context may require) the aggregate amount of all Advances for the time being outstanding;

"Agreement" means this unsecured term loan facility agreement, as the same shall be amended, modified or supplemented from time to time;

"Availability Period" means the period commencing on the date of this Agreement and ending on the date falling six (6) months after such date;

"Back End Fee" shall have the meaning ascribed thereto in Clause 10;

"Banking Day(s)" means day(s) on which banks are open for the transaction of business in Athens and New York;

"Borrower(s)" shall have the meaning ascribed thereto in the preamble and as the context may require shall include any Additional Borrowers;

"Dollars" and the sign "$" means the legal currency at any relevant time hereunder, of the United States of America;

"Drawdown Date" means in relation to an Advance, the date, being a Banking Day, upon which the Borrower requested that an Advance be made available to the Borrower, and such Advance is made, as provided in Section 2;

"Drawdown Notice" means a notice by which an Advance is requested to be made by the Borrower substantially in the form of Schedule I hereto;

"Events of Default" means any of the events or circumstances described in Clause 7;

"Indebtedness" means, as to the Borrower, without duplication, (i) all indebtedness of the Borrower for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers' acceptances and similar obligations issued for the account of the Borrower and all unpaid drawings in respect of such letters of credit, bankers' acceptances and similar obligations, (iii) all indebtedness of the types described in clause (i), (ii), (iv), or (v) of this definition secured by any lien on any property owned by the Borrower, whether or not such indebtedness has been assumed by the Borrower (provided that, if the Borrower has not assumed or otherwise become liable in respect of such indebtedness, such indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such lien relates as determined in good faith by the Borrower, (iv) all contingent obligations of the Borrower, and (v) all obligations under any hedging agreement or under any similar type of agreement;

"Interest Period" means a period determined in accordance with Clause 5; "Lender" shall have the meaning ascribed thereto in the preamble;

"LIBOR" means the rate per annum equal to the offered quotation for deposits in Dollars for a period equal to, or as near as possible equal to, the relevant Interest Period which appears on REUTERS BBA Page LIBOR 01 at or about 11.00 a.m. (London time) on the Quotation Date for that Interest Period (and, for the purposes of this Agreement, "REUTERS BBA Page LIBOR 01" means the display designated as the "REUTERS BBA Page LIBOR 01" on the Reuters Money News Service or such other page as may replace REUTERS BBA Page LIBOR 01 on that service for the purpose of displaying rates comparable to that rate or on such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association Interest Settlement Rates for Dollars);

"Loan" means the term loan to be made available to the Borrower by the Lender in an amount not exceeding Fifty million Dollars ($50,000,000) in up to five (5) advances pursuant to Section 2 hereof;

"Margin" means five per cent. per annum;

"Note" means the promissory note to be executed by a Borrower to the order of the Lender to evidence the Loan, substantially in the form set out in Exhibit A, which Note may be amended from time to time to reflect Additional Borrowers;

"Prepayment Date" shall have the meaning ascribed thereto in Clause 10;

"Repayment Date" means the fourth anniversary of the first Drawdown Date, on which day the Loan is to be repaid;

"Vessels" means any vessel purchased by a Borrower after the execution date of this Agreement.

2           FACILITY

2.1	Amount of facility. Subject to the other provisions of this Agreement, the Lender shall make available to the Borrowers the Loan in up to five (5) advances.

2.2
Purpose of Loan. The Borrowers undertake to use the Loan for general corporate purposes, working capital requirements and for partially financing the acquisition cost of the Vessels; provided, however, that all Vessels shall be acquired by a Borrower within twelve (12) months of the execution of this Agreement.

3	DRAWDOWN

3.1
Request for Advance. Subject to the following conditions, a Borrower may request an Advance be made by no later than 2 Banking Days prior to the intended Drawdown Date. A Borrower may request an Advance for up to the full undrawn portion of the Loan at any time. Any person becoming an Additional Borrower may request an Advance in an amount not exceeding the undrawn portion of the Loan and all Borrowers shall execute an amended and restated Note pursuant to which all Borrowers will be jointly and severally liable for the entirety of the Loan.

3.2           Availability. The conditions referred to in Clause 3.1 are that:

a)           the Drawdown Date has to be a Banking Day during the Availability Period; and

b)           the aggregate amount of all Advances shall not exceed $50,000,000.

4           INTEREST

4.1	Payment of normal interest. Subject to the provisions of this Agreement, interest on the Loan in respect of each Interest Period shall be paid by the Borrowers on the last day of that Interest Period.

4.2	Normal rate of interest. Subject to the provisions of this Agreement, the rate of interest on the Loan shall be the aggregate of (i) the Margin, and (ii) LIBOR for that Interest Period.

5           INTEREST PERIODS

5.1
Commencement of Interest Periods. The first Interest Period applicable to an Advance shall commence on the Drawdown Date relative to that Advance and each subsequent Interest Period shall commence on the expiry of the preceding Interest Period.

5.2	Duration of Interest Periods. each Interest Period shall be:

a)            3 or 6 months; or

b)            such other period as the Lender may agree with the Borrowers.

6           REPAYMENT AND PREPAYMENT

6.1
Repayment. Subject to the provisions of this Section 6 regarding voluntary prepayments and the application thereof, each Borrower shall, on the Repayment Date, repay the principal amount of the Loan for which such Borrower is obligated under the applicable Note, and accrued interest thereon.

6.2	Voluntary prepayment. Each Borrower may prepay the whole or any part of the Loan, without penalty, at any time during the term of the Loan.

7	EVENTS OF DEFAULT

7.1	Events of Default. An Event of Default occurs if:

a)	a Borrower fails to pay when due or (if so payable) on demand any sum payable under this Agreement; or

b)
any formal declaration of bankruptcy or any formal statement to the effect that any Borrower or the Guarantor is insolvent or likely to become insolvent is made by any third party; or a provisional liquidator is appointed in respect of the any or Guarantor, a winding up order is made in relation to the Borrower or Guarantor; or

c)	any event occurs, any proceedings are opened or commenced or any step is taken which, in the opinion of the Lender is similar to any of the foregoing; or

d)	a change of control, merger or acquisition with respect to any Borrower or the Guarantor; or

e)
any Borrower fails to pay any Indebtedness in the outstanding principal amount equal to or exceeding Five Hundred Thousand Dollars ($500,000) or such Indebtedness is, or by reason of such default is subject to being, accelerated or any party becomes entitled to enforce the security for any such Indebtedness and such party shall take steps to enforce the same, unless such default or enforcement is being contested in good faith and by appropriate proceedings or other acts and the Borrower shall set aside on its books adequate reserves with respect thereto.

7.2	Actions following an Event of Default. On, or at any time after, the occurrence of an Event of Default the Lender may:

a)
serve on the Borrowers a notice stating that all obligations of the Lender to the Borrowers under this Agreement are terminated, provided that no notice shall be required in connection with the events contemplated by 7.1(b) and (c); and/or

b)
serve on the Borrowers a notice stating that the Loan, all accrued interest and all other amounts accrued or owing under this Agreement are immediately due and payable or are due and payable on demand, provided that no notice shall be required in connection with the events contemplated by 7.1(b) and (c); and/or

c)	take any other action which, as a result of the Event of Default or any notice served under paragraph (a) or (b), the Lender is entitled to take under any applicable law.

7.3	Termination of Loan. On the service of a notice under paragraph (a) of Clause 7.2, the Loan and all other obligations of the Lender to the Borrowers under this Agreement shall terminate.

7.4
Acceleration of Loan. On the service of a notice under paragraph (b) of Clause 7.2, the Loan, all accrued interest and all other amounts accrued or owing from the Borrowers under this Agreement shall become immediately due and payable or, as the case may be, payable on demand.

8	NOTICES

8.1
General. All notices, requests, demands and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to the Borrowers, the Guarantor and the Lender at their respective address or facsimile number set forth below or at such other address or facsimile numbers as such party may hereafter specify for the purpose by notice to each other party hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 8.1 and telephonic confirmation of receipt thereof is obtained or (ii) if given by mail, prepaid overnight courier or any other means, when received at the address specified in this Section or when delivery at such address is refused.

8.2           Addresses for communications. A notice shall be sent:

a)	to the Borrower:	Eluk Shipping Company Inc. c/o Unitized Ocean Transport Limited

Pendelis 18, 175 64 Palaio Faliro Athens Greece
	Fax No.	+30 216 6002599

b)	to the Guarantor:	Diana Containerships Inc. c/o Unitized Ocean Transport Limited Pendelis 18, 175 64 Palaio Faliro Athens Greece
	Fax No.	+30 216 6002599

c)	to the Lender	Diana Shipping Inc. Pendelis 16, 175 64 Palaio Faliro Athens Greece
	Fax No.	+30 210 9470 101

9	COVENANTS

9.1
Liens. No Borrower shall create, assume or permit to exist, any mortgage, pledge, lien, charge, encumbrance or any security interest whatsoever upon any vessel acquired by such Borrower with respect to which a portion of the funding was obtained pursuant to the terms of this Agreement except (a) liens in favor of the Lender, (b) pledges or deposits to secure obligations under workmen's compensation laws or similar legislation, deposits to secure public or statutory obligations, warehousemen's or other like liens, or deposits to obtain the release of such liens and deposits to secure surety, appeal or customs bonds on which such Borrower is the principal, as to all of the foregoing, only to the extent arising and continuing in the ordinary course of business or (c) other liens, charges, encumbrances, pledges and deposits to secure obligations incidental to the conduct of the business of each such party, the ownership of any such party's property and assets and which do not in the aggregate materially detract from the value of each such party's property or assets or materially impair the use thereof in the operation of its business.

9.2
Indebtedness. No Borrower shall incur, and the Guarantor shall not incur and shall not permit any Borrower or any other subsidiary of the Guarantor to incur, any Indebtedness without the prior written consent of the Lender.

10	FEES AND EXPENSES

10.1
Back End Fee. The Borrowers, jointly and severally, agree to pay to the Lender, on the earlier of the Repayment Date or any date on which a voluntary prepayment is paid pursuant to Section 6.2 hereof (each a "Prepayment Date"), a back end fee in an amount equal to one and one quarter per cent. per annum (1.25%) of (i) the total amount of the Loan outstanding, with respect to a repayment made on the Repayment Date, or (ii) the amount of any prepayment made on a Prepayment Date (the "Back End Fee"), provided that such Back End Fee shall not exceed, in the aggregate for all Borrowers, $2,500,000.

11	GUARANTEE

11.1	Guarantee and indemnity. In order to induce the Lender to make the Loan to the Borrower, the Guarantor irrevocably and unconditionally:

a.)
guarantees, as a primary obligor and not merely as a surety, to Lender, the punctual payment and performance by each Borrower when due, whether at stated maturity, by acceleration or otherwise, of all obligations of the Borrower hereunder, whether for principal, interest, fees, expenses or otherwise (collectively, the "Guaranteed Obligations");

b)
undertakes with the Lender that whenever any Borrower does not pay any Guaranteed Obligation when due, the Guarantor shall immediately on demand pay that Guaranteed Obligation as if it were the primary obligor; and

c.	indemnifies the Lender immediately, on demand, against any cost, loss or liability suffered or incurred by the Lender if any Guaranteed Obligation is or becomes unenforceable, invalid or illegal.

11.2
Waiver of promptness, etc. The Guarantor hereby unconditionally and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of non-performance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations.

11.3	Waiver of revocation. The Guarantor hereby unconditionally and irrevocably waives any right to revoke this guarantee.

12	ADDITIONAL BORROWERS

12.1	The parties acknowledge and agree that one or more current or future wholly-owned subsidiaries of the

Guarantor may become Additional Borrowers under the Loan Agreement by executing and delivering an Accession Agreement, in substantially the form attached hereto as Schedule II, and an amended and restated Note, pursuant to which such Addition Borrower(s) shall agree to be bound by all terms and provisions of the Loan Agreement and the Note, and the Guarantor hereby guarantees all Guaranteed Obligations of such Additional Borrower.

12.2
Such Additional Borrowers shall be entitled to request Advances under this Loan Agreement in accordance with Section 3 hereof. In addition, the parties agree that all Borrowers shall be jointly and severally liable for all distributed before and after such Borrower became a party hereto.

13	AMENDMENT

13.1
No amendment or supplement to this Loan Agreement or the Note shall be made without the prior written consent of The Royal Bank of Scotland plc, provided however, that no consent shall be required with respect to an amendment or supplement made in accordance with Section 12 hereof.

14	APPLICABLE LAW, JURISDICTION AND WAIVER

14.1
Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws thereof other than Sections 51401 and 5-1402 of the General Obligations Law of the State of New York.

14.2
Jurisdiction. The Borrowers and the Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by the Lender under this Agreement or under any document delivered hereunder. By executing and delivering this Agreement, each of the Borrowers and the Guarantor, for itself and in connection with its properties, hereby expressly and irrevocably (i) submits generally and unconditionally to the exclusive jurisdiction and venue of such courts, (ii) waives jurisdiction and venue of courts in any other jurisdiction in which it may be entitled to bring suit by reason of its present and future domicile or otherwise and any defense of forum non conveniens and (iii) agrees that service delivered to the addresses provided in Section 8 hereof and in accordance with Section 8 hereof is sufficient to confer personal jurisdiction over it in any such proceeding in any such court and (iv) agrees that such service is and would be effective and binding in every respect under the Federal Rules of Civil Procedure and the New York Practice Law and Rules, and the Borrower waives any defense or objection of insufficient service or service of process or of lack of personal jurisdiction. Notwithstanding anything herein to the contrary, the Lender may bring any legal action or proceeding in any other appropriate jurisdiction.

14.3
WAIVER OF IMMUNITY. TO THE EXTENT THAT ANY BORROWER OR THE GUARANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM SUIT, JURISDICTION OF ANY COURT OR ANY LEGAL PROCESS (WHETHER THROUGH ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OF A JUDGMENT, OR FROM ANY OTHER LEGAL PROCESS OR REMEDY) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER AND THE GUARANTOR EACH HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT, THE NOTE, AND ANY INTEREST RATE AGREEMENT.

14.4
WAIVER OF JURY TRIAL. IT IS AGREED BETWEEN THE BORROWERS, THE GUARANTOR AND THE LENDER THAT EACH OF THEM HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER PARTY HERETO ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT AND THE NOTE.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

BORROWER

SIGNED by	)
Margarita Veniou	)
for and on behalf of	)
Eluk Shipping Company Inc.	)
in the presence of:	)

GUARANTOR

SIGNED by	)
Anastasios Margaronis	)
for and on behalf of
Diana Containerships Inc.	)
in the presence of:

LENDER

SIGNED by	)
Simeon Palios	)
for and on behalf of	)
Diana Shipping Inc.	)
in the presence of:	)

SCHEDULE 1

DRAWDOWN NOTICE

To:	Diana Shipping Inc.
Greece

Attention:

[❑]

DRAWDOWN NOTICE

We refer to the loan agreement (the "Loan Agreement") dated May , 2013 and made between ourselves, as Borrower, and yourselves as Lender in connection with a facility of up to Fifty million Dollars ($50,000,000). Terms defined in the Loan Agreement have their defined meanings when used in this Drawdown Notice.

We request to borrow as follows:

Amount of Advance: $ [ ❑ ];

Drawdown Date: [❑];

Duration of the first Interest Period shall be [E] months; and

Payment instructions: account in our name and numbered [ `._! ] with [ ❑] of [D].

We represent and warrant that:

no Event of Default or potential Event of Default has occurred or will result from the borrowing of the Advance.

This notice cannot be revoked without the prior consent of the Lender.

[name of signatory]

___________________________________________
Chief Financial Officer
For and on behalf of
Diana Containerships Inc.

ACCESSION AGREEMENT

to

LOAN AGREEMENT

dated as of May , 2012

as further amended or supplemented

by and between

DIANA SHIPPING INC.
as Lender

- and-

ELUK SHIPPING COMPANY INC.
as Borrower

- and-

DIANA CONTAINERSHIPS INC.
as Guarantor

__, 2013

ACCESSION AGREEMENT

to

LOAN AGREEMENT

THIS ACCESSION AGREEMENT TO LOAN AGREEMENT dated as of May , 2013, (the "Loan Agreement") is made as of    day of           (the "Accession Agreement") by and among Diana Shipping Inc., a corporation incorporated under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960 (the "Lender"), as lender; Eluk Shipping Company Inc., a corporation incorporated under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, and                      (the "Borrower"), as borrower; and Diana Containerships Inc., a corporation incorporated under the laws of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH 96960, as guarantor (the "Guarantor"). Unless otherwise defined herein, the capitalized terms used herein shall have the meanings assigned to such terms in the Loan Agreement.

WITNESSETH THAT:

WHEREAS, the Lender, the Borrower(s) and the Guarantor desire that                              (the "Additional Borrower(s)"), becomes an additional Borrower under the Loan Agreement.

NOW, THEREFORE, in consideration of the premises set forth above, the covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as set forth below:

1.          Amendments to the Loan Agreement. The parties hereto agree that effective as of the date hereof the Loan Agreement is amended as follows(a) All references in the Loan Agreement to "this Agreement" shall be deemed to refer to the Loan Agreement as amended and supplemented hereby;

2.          Binding Nature. The Additional Borrower(s) agrees to be bound by all terms and provisions of the Loan Agreement and the Note applicable to it as a Borrower.

3.          Consent, Agreement and Re-Affirmation. The Guarantor hereby reaffirms its obligations under the Loan Agreement of the obligations of the Borrower to the Lender under or in connection with the Loan Agreement, as amended hereby.

4.          No Other Amendment. Except as amended hereby, the terms and conditions of the Loan Agreement shall remain in full force and effect and the Loan Agreement shall be read and construed as if the terms of this Accession Agreement were included therein by way of addition or substitution, as the case may be.

5.          Counterparts. This Accession Agreement may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original but all such counterparts shall constitute but one and the same agreement.

6.          Notices. Addresses for communications shall be sent to the Additional Borrower(s) at the following in accordance with Section 8.2 of the Loan Agreement:

7.          Governing Law. This Accession Agreement shall be governed by and construed in accordance with the laws of the State of New York.

8.          Accession Agreement Effective Date. All references to the Loan Agreement on and after the date hereof shall be deemed to refer to the Loan Agreement as amended and supplemented hereby, and the parties hereto agree that on and after the date hereof, the Loan Agreement, as amended and supplemented hereby, is in full force and effect.

[Signature Pages Follow]

ADDITIONAL BORROWER

SIGNED by	)
)
for and on behalf of	)
)
in the presence of:	)

GUARANTOR

SIGNED by	)
)
for and on behalf of
Diana Containerships Inc.	)
in the presence of:

LENDER

SIGNED by	)
)
for and on behalf of	)
Diana Shipping Inc.	)
in the presence of:	)